                                                                      Exhibit 23


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in Registration Statement No. 333-20417, Registration Statement No. 333-31810, and Registration Statement No. 333-30858, all on Form S-4, and Registration Statement No. 33-92060 and Registration Statement No. 333-52653, both on Form S-8, of our report dated January 18, 2000, with respect to the consolidated financial statements of Park National Corporation incorporated by reference in this Annual Report on Form 10-K for the year ended December 31, 1999 filed with the Securities and Exchange Commission.


                                                       /s/ Ernst & Young LLP


Columbus, Ohio
March 24, 2000